Client Agreement

CONTENTS

SECTION 1
INTRODUCTION

First Digital Trust Limited ("**FDT**") is incorporated in Hong Kong with number 2833473 with the registered office at Suite 2303, 23rd Floor, World Wide House, 19 Des Voeux Road Central, Central, Hong Kong. FDT is authorized by registration under Section 77 of Part VIII of the Hong Kong's Trustee Ordinance and regulated by the Companies Registry, whose address is 14th floor, High Block, Queensway Government Offices, 66 Queensway, Hong Kong. FDT has been entered on the Registry For Trust And Company Service Providers with the reference number TC006771. The Registry For Trust And Company Service Providers is accessible at https://www.tcsp.cr.gov.hk.

This Client Agreement ("**Client Agreement**") and all policies and additional terms made available at FDT Website or offices during Business Days for the Client's reference set out the terms on which FDT offers the Client access to and use of the Services. All policies and additional terms posted on and in FDT Website, applications, tools, and services are incorporated into this Client Agreement. The Client agrees to comply with all terms of this Client Agreement when accessing or using FDT's Services.

SECTION 2
INTERPRETATION

2.1. Client agrees and understands that the defined terms used in this Client Agreement shall have the meanings set forth below:

"**AML/CTF**" means Anti-Money Laundering ("**AML**") and Counter-Terrorism Financing ("**CTF**").

"**Applicable Laws and Regulations**" means the laws, regulations and rules of any applicable governmental or regulatory authority in Hong Kong including but not limited to the Trustee Ordinance (Cap. 29), Banking Ordinance (Cap.155), the Securities and Futures Ordinance (Cap.571), the Money Lenders Ordinance (Cap.163), the Credit Unions Ordinance (Cap 119), the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap.615), the Payment systems and Stored Value Facilities Ordinance (Cap.584), the Insurance Companies Ordinance (Cap.41), the Personal Data (Privacy) Ordinance (Cap.486), the Drug Trafficking (Recovery of Proceeds) Ordinance (Cap.405), the Organised and Serious Crimes Ordinance (Cap.455) and the United Nations (Anti-Terrorism Measures) Ordinance (Cap.575).

"**Authorized Person**" means the Client or a person with authority to act on behalf of the Client, or any other person holding a duly executed power of attorney from the Client which is in a form acceptable to the FDT, in each case as authenticated in accordance with Security Protocol as described in this Client Agreement.

"**Business Day**" means a day, other than a Saturday, Sunday or public holiday in Hong Kong, when banks in Hong Kong are open for business.

"**Client**" means the person or entity entering into this Client Agreement with FDT as identified in the Client Information & Agreement Form, and where the context so admits, includes any one of those persons and may include one or more individuals, a partnership, a sole proprietorship or a corporation.

"**Client Account**" means a single account in the name of the Client which operates under the terms of this agreement and is connected to one or more Services (including any Services subsequently applied for or subscribed to with FDT from time to time), for which the Client is liable.

"**Client Information & Agreement Form**" means the form which is used by FDT to gather relevant information about Client, Client's future needs and Client's attitude to risk and is completed and returned to FDT.

"**Client Portal**" means a system provided by FDT that enables Client to view and manage Client Account information, Services and provide Instructions.

"**Confidential Information**" means all information relating to the Client of which FDT becomes aware in connection to the Client Account or Service or which is received by FDT in relation to the Client Account or Service from the Client or any third parties in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information; or (ii) is known by FDT before the date the information is disclosed to it or is lawfully obtained by FDT after that date, from a source which is, as far as FDT is aware, unconnected with the Client and which, as far as FDT is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

"**CRS**" means the Common Reporting Standard under the OECD Standard (https://www.oecd.org/tax/automatic-exchange/crs-implementation-and-assistance/tax-residency/) and under Hong Kong Inland Revenue (Amendment) (No. 3) Ordinance 2016, Inland Revenue (Amendment) (No. 2) Ordinance 2017, Inland

Revenue (Amendment) Ordinance 2018, Inland Revenue (Amendment) (No.2) Ordinance 2019 and any statutory modifications thereof.

"FATCA" means Sections 1471 through 1474 of the United States Internal Revenue Code and the regulations and other guidance thereunder, each as amended from time to time or any other agreement entered into with or between authorities for the implementation of FATCA.

"FDT Group Companies" means First Digital Trust Limited and any company or entity of which First Digital Trust Limited directly or indirectly owns or is directly or indirectly owned.

"FDT Website" means https://1stDigital.com or such other website as may be designated by FDT from time to time.

"Instructions" means any and all instructions, requests and wishes received by the FDT from an Authorized Person (including directions, notices and consents) in relation to Services effected through any electronic medium or system or manually as provided in this Client Agreement.

"Login Credentials" means Online IDs, personal identification numbers, passwords, digital certificates/signatures, private keys or other security devices required by FDT to log into Client Portal and provide Instructions.

"Loss" means any and all actions, claims, liabilities, losses, damage, costs, charges and/or expenses of whatsoever nature and howsoever arising, incurred or suffered, including legal costs, cost of funding and loss or cost incurred as a result of the terminating, liquidating or re-establishing of any hedge or related trading position.

"Officer" means any officer or employee of FDT.

"Online Facility" means any system designed to facilitate provision of Services that is or may be offered by FDT that is accessed on the Internet.

"Online ID" means login identification which may be used by the Client to access Client Portal and Online Facilities.

"Parties" (each, individually a **"Party"**) means FDT and Client.

"Security Protocol" means the use of Login Credentials and additional procedures, including challenge questions, security tokens (tangible or electronic), call-back confirmations, dual control, encryption and other systems and software that FDT utilizes from time to time to protect against unauthorized access and mitigate against fraud.

"Service" means one or more trustee, fiduciary, custody services or other ad-hoc services and/or facilities made available to the Client under Service Terms.

"Service Terms" means legal terms, conditions, policies or disclaimers, in addition to those set out in this Client Agreement, that apply to a particular Service. The Service Terms for a specific Service only apply to Client if Client has requested the Service, and FDT has agreed to permit Client's use of the Service.

"Transaction" includes transactions in such commodities, currencies, futures contracts, indices, rates, financial instruments, or such other transactions as FDT may from time to time permit to be carried out under any Service.

"US Person(s)" means a United States (**"US"**) citizen or resident individual, a partnership or corporation organized in the US or under the laws of the US or any state of the US, a trust if (i) a court within the US would have authority under applicable law to render instructions or judgments concerning substantially all issues regarding administration of trust, and (ii) one or more US Person(s) have the authority to control all substantial decisions of the trust, or an estate of a decedent that is a citizen or resident of the US. This definition shall be interpreted in accordance with the US Internal Revenue Code. Please note that persons who have lost their US citizenship and who live outside the US may nonetheless in some circumstances be treated as US Person(s).

2.2. Section, Clause and paragraph headings are for ease of reference only and shall not be read in isolation, nor shall they affect the interpretation of this Client Agreement or any part of it.

2.3. Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

2.4. Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.5. References to a "person" shall be construed so as to include any individual, any firm, any company, corporation or other body corporate, any government or governmental body, any state or agency of a state, any trust, or any joint venture, association or partnership (whether or not having separate legal personality).

2.6. Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

2.7. References in this Client Agreement to Exhibits or Annexes mean the Exhibits or Annexes attached hereto, the terms of which are incorporated into and form part of this Client Agreement. In the event of any inconsistency between this Client Agreement and any Exhibit or Annex, the relevant terms of the Exhibit or Annex prevail.

SECTION 3
APPLICABILITY OF CLIENT AGREEMENT

3.1. This Client Agreement shall apply to and govern (i) relationship between Client and FDT; (ii) each Service currently requested for; and (iii) all Services provided and maintained, whether currently or subsequently, by FDT. If, in respect of a given Service additional or specific Service Terms are stated to apply, such additional or specific Service Terms shall apply (as supplemented by and read together with this Client Agreement) in respect of that Service and shall form an integral part of this Client Agreement. If there is any conflict or inconsistency between the terms of this Client Agreement and specific Service Terms or any additional or specific terms in respect of the relevant Client Account or Service the latter shall prevail, but only to the extent of such conflict or inconsistency.

SECTION 4
RELATIONSHIP BETWEEN FDT AND CLIENT

4.1. **Client is Acting as Principal.** Notwithstanding that the Client may as between itself and a third party be effecting transactions for and on behalf of such third party, as between the Client and FDT, the Client shall be deemed to be and is transacting solely as principal. The Client acknowledges, undertakes and agrees to be always primarily liable to FDT for all transactions.

4.2. **Client's Responsibility to Keep Itself Informed.** The Client shall be responsible for updating itself as to (i) this Client Agreement and relevant the Service Terms; (ii) standard policies and practices (including prevailing rates of fees, commissions and/or other charges) which have been made publicly available by FDT; and (iii) all Applicable Laws and Regulations. Updated or revised versions of this Client Agreement and Service Terms are available at FDT's office during Business Days and/or posted on the FDT Website for the Client's reference.

4.3. **Client's Responsibility to Keep FDT Informed.** The Client shall keep FDT updated as to any change in the particulars of the Client, any information relating to Client Account or to this Client Agreement, as supplied to FDT. In any event, if the Client fails to do so, FDT will not be responsible for any resulting Loss to the Client.

4.4. **Investment Advice.** The Client may, from time to time, request FDT to contact the Client concerning trading and investment opportunities that may come to FDT's attention in the course of rendering Services, and that FDT believes may be of interest to the Client. The Client fully understands and agrees (i) that FDT is under no obligation to make any such information available to the Client or to provide the Client with any financial, market or investment information or suggestion; (ii) if FDT so acts, that FDT is providing such information or suggestion as a wholly incidental aspect of the Services utilized by the Client; (iii) if FDT so acts, that FDT is not acting as a financial or investment adviser; (iv) that FDT assumes no responsibility for the performance or outcome of any transaction or investment made by the Client after receipt of such information or for the performance of the Client's portfolio in part or as a whole; and (v) that FDT assumes no responsibility for the accuracy and completeness of any information provided.

SECTION 5
CLIENT DUE DILIGENCE, AML/CTF AND SANCTIONS COMPLIANCE

5.1. **Due Diligence on the Client.** The Client hereby authorizes FDT to (i) make such enquiries and carry out such client due diligence checks and assessments on the Client; and (ii) obtain from any third party any and all information regarding the Client, the relationships or the account(s) of the Client with such third party as FDT may in its discretion deem fit, and undertakes to execute and deliver such documents as FDT may require

for the purposes of such enquiries, client due diligence checks and assessment and the obtaining of such information, including a letter of authorization in such form as FDT may require.

5.2. **Compliance with AML/CTF Laws and Regulations.** The Client undertakes to exercise its rights and perform its obligation in accordance with all relevant AML/CTF laws and regulations, and economic or trade sanctions, or in the manner otherwise specified by the FDT from time to time.

5.3. **Right to Refuse Service AML/CTF Grounds.** Notwithstanding any other clause herein to the contrary, the FDT is not obliged to do or omit to do anything if it would, or might in the FDT's reasonable opinion, constitute a breach of any AML/CTF laws and regulations or economic or trade sanctions applicable to the FDT, including without limitation, entering into or concluding any business involving any person or entity that is sanctioned or connected to or dealing with (directly or indirectly) any person or entity that is sanctioned under local legislation (such as the United Nations Sanctions Ordinance, Cap. 537 and the United Nations (Anti-Terrorism Measures) Ordinance), or under economic or trade sanctions imposed by any supranational organization, international organization, official body, the United Nations, the United States, the European Union or any other jurisdiction.

SECTION 6
INTRODUCTIONS/SHARING OF FEES, COMMISSIONS AND/OR OTHER CHARGES

6.1. **Client Introductions to FDT.** The Client acknowledges that the Client may have been introduced to FDT by a third party. Subject to any agreement entered into by FDT and/or the third party and/or the Client, FDT has and will accept no responsibility for any conduct, action, representation or statement of such third party. The Client further acknowledges and agrees that, in consideration of such introduction by such third party, FDT may share FDT's fees, commissions and/or other charges with such third party or any other third party.

6.2. **Client Introductions by FDT.** The Client also acknowledges that FDT may from time to time whether or not on its own initiative (i) refer the Client to a third party for the possible provision of service/product by or through such third party; and/or (ii) be the means by which a third party is given the opportunity to try to provide the Client with a financial service/product, in return for the payment to FDT by such third party of agreed fees or commissions. The Client agrees and consents to the foregoing and FDT's retention and appropriation wholly for its own account and benefit of such fees and/or commissions.

SECTION 7
INTERNATIONAL TAXATION AND REPORTING

7.1. **Self-Certification of Tax Status.** The Client agrees and consents to providing all required documentation or information, including, but not limited, to date of birth/incorporation, countries of citizenship/incorporation, countries of tax residency and associated taxpayer identification numbers, which may be required to enable FDT and its agents to document and report the Client and its financial accounts with FDT in accordance with CRS, FATCA or other intergovernmental agreement. The Client shall notify FDT, in writing, within thirty (30) days, or any lesser period as stipulated under any applicable law or regulation, of any change that affects the Client's tax status pursuant to CRS, FATCA or any other legal requirement or agreement by or between governments. The Client acknowledges that additional documentation or supporting information may be required in Instruction to process any such change and consent to provide all required documentation or other information.

7.2. **Reporting under CRS and FATCA.** If some of the Client's financial accounts with FDT are reportable under CRS or FATCA and some are not, FDT will, by default, report all financial accounts unless FDT can reasonably determine the reportable financial accounts. FDT may also have to report information about the Client's direct and indirect shareholders or ultimate beneficial owners and other related persons and, in case of a trust arrangement its beneficiaries, settlors or trustees.

7.3. **Withholding Taxes.** The Client hereby authorizes FDT and any of its agents, where appropriate, to withhold or otherwise collect from any payment any required tax or other government assessment, including, but not limited to, any requirement to withhold or deduct an amount under the United States Internal Revenue Code and the regulations and other guidance thereunder, each as amended from time to time or any other agreement by or between authorities.

7.4. **Indemnity.** To the maximum extent permitted by applicable law, FDT will not be liable to the Client for any reasonable losses, costs, expenses, damages, liabilities the Client may suffer as a result of FDT complying with legislation, regulations, instructions or agreements with tax authorities or by and between tax authorities in accordance with this condition, or if FDT makes an incorrect determination as to whether or not the Client should be treated as being subject to tax or tax reporting obligations where the incorrect determination

results from FDT's reliance on incorrect or incomplete information provided to FDT by the Client or any third party, unless that loss is caused by FDT's gross negligence, willful default of this Clause or fraud. Furthermore, without prejudice to any other rights or remedies FDT may otherwise have, the Client shall indemnify, keep indemnified and hold harmless FDT against any and all liabilities, actions, claims, losses, damages, costs and expenses (including but not limited to legal costs on a full indemnity basis) suffered or incurred by FDT as a result of or in connection with the Client's US Persons status being inaccurate, outdated or untrue.

SECTION 8
PROCESSING AND DISCLOSURE OF CONFIDENTIAL INFORMATION

8.1. **Client's Consent.** In order to maintain Client Account and provide Services to the Client, FDT collects, uses, shares and stores Confidential Information pertaining to the Client. The Client consents to the collection, storage, and disclosure, by FDT and its agents, of any Confidential Information. The Client further represents that it has secured from any third party on whom the Client has provided information to FDT any consents and waivers necessary to permit FDT and its agents to carry out the actions described in this *Section 8*, and that the Client will secure such and consents and waivers in advance of providing similar information to FDT in the future.

8.2. **Essential Disclosure of Information.** The Client expressly authorizes and permits FDT and each of its Officers, agents and representatives to collect, use, divulge, reveal, transfer or disclose any and all of the Confidential Information for any purpose whatsoever, to and between: (i) any branches, subsidiaries, related and associated companies, representative offices, affiliates and agents of FDT including any entity in the FDT Group Companies; (ii) all governmental agencies and authorities, and all markets, exchanges and clearing houses in Hong Kong and elsewhere where the disclosure is required by the Applicable Laws and Regulations; (iii) any agents or contractors which have agreed to perform works for or provide services to FDT; (iv) any person or organization participating in the provision of electronic or, without limitation, other services in connection with Services utilized by the Client, whether in Hong Kong or outside Hong Kong for the purpose of the operation of the said Services including investigating discrepancies, errors or claims; (v) any third-party printer, agent or storage or archival service provider (including any provider of microfilm service or any electronic storage, archival or recording facility) for the purpose of making, printing, mailing, storage, microfilming and/or filing personalized statements of accounts, labels, mailers or any other documents or items on which the Client's name and/or other particulars appear, or any data or records or any documents whatsoever; (vi) the police or any public officer conducting an investigation in connection with any offense; (vii) any government or regulatory agency or authority or courts of Hong Kong and of the jurisdictions where any of FDT's overseas business operations (if any) are situated; (viii) any entity in the FDT Group Companies for risk management purposes, for monitoring credit exposures across the FDT Group Companies, for purposes of centralization of operations within the FDT Group Companies, for purposes in connection with business planning, restructuring and strategy and for the purpose of promoting fiduciary products and Services to the Client; (ix) any credit bureau, as well as the members of such credit bureau of which FDT is a member; (x) any assignees or transferees or prospective assignees or transferees of FDT's credit facilities, business and undertaking or such part thereof; (xi) any person or entity participating in the merger/acquisition or proposed merger/acquisition of FDT or its holding company with/by another company; and (xii) any other person or entity at any time which FDT or any of its Officers, agents or representatives in good faith considers to be appropriate for any purpose in connection with this Client Agreement or in the interest of the Client or FDT.

8.3. **No Variation.** For the avoidance of doubt, the consent and authority in this *Section 8* shall constitute consent and authority for the purpose of the provisions of all Applicable Laws and Regulations and shall be effective notwithstanding any applicable nondisclosure agreement. Furthermore, *Section 8.2* shall override any inconsistent term or consent provided by the Client under any Service Terms, policy or agreement to the extent that such policy or agreement provides fewer or lesser rights for FDT, whether before or after the date of this Client Agreement.

SECTION 9
USE OF CLIENT PORTAL AND ONLINE FACILITIES

9.1. **Accuracy of Information.** Client Portal allows the Client to view and receive information about Services, balances, activity and Client Account information electronically. Client Account information changes frequently and is subject to updating, verification, and correction. Since the information may change during the delay between when the information was last sent to Client or posted by FDT and when Client receives or accesses the information, FDT assumes no responsibility for Client's reliance on such information which is

subsequently updated, verified or corrected. If Client identifies and reports to FDT any information which requires updating or correction, FDT will promptly make any required corrections.

9.2. **Access and Security.** Client agrees to use the Client Portal and Online Facilities in accordance with the Security Protocol established by FDT. Without limiting the foregoing, Client shall at all times use a web browser that supports the level of encryption used by FDT as part of its Security Protocol. Due to emerging technologies and ensuing changes in security practices, FDT reserves the right to supplement or change its Security Protocol from time to time upon reasonable notice to Client.

9.3. **Unavailability of Access.** If Online Facility or any other communication system, or Client Portal, becomes disabled or is otherwise unavailable for Client to use for any period of time, Client must promptly notify FDT of the situation. FDT will cooperate to restore access as promptly as possible. However, if a timely remedy is not available, Client and FDT will cooperate to seek an alternative method to initiate Instructions and render Services. In any event, FDT will have no liability to Client based on the unavailability of Client Portal, Online Facilities, FDT Website or any other communications system or FDT's failure to remedy the problem in a timely manner.

9.4. **Third Party Information.** Financial market data, quotes, news, research and other information developed by third parties and transmitted by FDT may be available on via Online Facilities and Client Portal (or sites linked to the Online Facilities and Client Portal). The posting of such information or data via Online Facilities and Client Portal (or sites linked to the Online Facilities and Client Portal) will not be a recommendation by FDT that a particular Service, investment or transaction is suitable or appropriate for Client. Although FDT strives to ensure that information FDT obtains from third parties is reliable, FDT does not guarantee the accuracy, completeness or timeliness of third-party information, nor is FDT in any way responsible for any decision Client makes or action Client takes in reliance on such information.

9.5. **Customer Responsibilities Pertaining to Use of Client Portal and Online Facilities.**

9.5.1. Equipment and Software. Client is responsible for obtaining (from FDT, in some instances), installing and maintaining the computer and communications equipment (including, without limitation, personal computers and modems), software, web browsers, Internet access and communications services necessary to access and use the Online Facilities and Client Portal in accordance with this Client Agreement.

9.5.2. Antivirus Protection. Client must ensure that the software (excluding software provided by FDT), listed websites and related materials Client uses in accessing Online Facilities are free of defects, bugs and virus, software problems and other items of a destructive nature; FDT is not responsible for any of these problems. Client agrees to run antivirus scans before transmitting data or files to or through Online Facilities. Client may use any commercially available, industry recognized antivirus software of the type that detects and disinfects viruses automatically, without the need for Client to execute virus scanning for each file manually. Client shall update its antivirus software on a regular basis and in no event less often than once every month or as updates become available.

9.6. **Ownership of Data and Intellectual Property.** Client acknowledges that FDT or its Service Provider owns all rights and interest in its network, systems and data, and that each is a valuable asset of the owner. Title and ownership to and all other rights in the data contained on the network/system, or any modification thereof, will at all times remain in FDT or its Service Provider. Client acknowledges that it is acquiring only the non-exclusive right to use the network/system for the sole and specific purposes intended by FDT in providing access to the network/system. Client will not use or disclose, or permit any other use or disclosure of the network/system outside of the specific purpose intended by FDT. Client Portal may not sell, sublicense, transfer, assign, encumber or otherwise dispose of or exploit any of the data on the network.

9.7. **Disclaimer of Warranty.** FDT does not warrant that the operation of Client Portal or Online Facilities will be uninterrupted or error-free. Client is responsible for taking appropriate precautions against damage to its operations which could be caused by interruptions or malfunctions of any website and assumes the risk of such occurrences.

SECTION 10
GENERAL PROVISIONS

10.1. **General Representations, Warranties and Undertakings.**

10.1.1. Each party to this Client Agreement hereby represents and warrants as at the date this Client Agreement is entered into and for the period during which services under this Client Agreement are provided, that: (i) to the best of its knowledge, all required consents (governmental or otherwise) that

are required to have been obtained by it with respect to its performance of this Client Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (ii) its entry into and performance of the Client Agreement will not violate or conflict with any law, regulation, judgment, order, regulation or contractual obligation; (iii) the entering into this Client Agreement and the performance of its obligations hereof are in compliance with all Applicable Laws and Regulations; and (iv) its obligations under this Client Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms.

10.1.2. FDT represents and warrants as at the date this Client Agreement is entered into and for the period during which services under this Client Agreement are provided that it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and is in good standing.

10.1.3. The Client represents and warrants as at the date this Client Agreement is entered into and for the period during which services under this Client Agreement are provided that: (i) if the Client is a natural person, it has the legal capacity to enter into and perform its obligations under this Client Agreement, or if the Client is not a natural person, it has been duly organized and is validly existing and in good standing, under the laws of its jurisdiction of formation, and it has properly taken all corporate, limited liability, partnership or other action required to be taken with respect to the execution and delivery of this Client Agreement and consummate the transactions contemplated by this Client Agreement; and (ii) it has not relied on any oral or written representation made by FDT or any person on its behalf other than those set forth in this Client Agreement.

10.2. **General Indemnity.** The Client shall indemnify, keep indemnified and hold FDT harmless from and against any and all Loss (including reasonable legal costs) suffered or incurred, or which may be suffered or incurred, by FDT as a result of or in connection with: (i) any failure by the Client to comply with the terms and conditions of this Client Agreement, or to fully and punctually perform any of its obligations hereunder; (ii) any act or thing done or caused to be done by the Client arising under, arising out of or otherwise in connection with or referable to this Client Agreement, any Client Account, any transaction entered into for or with, or any Services provided to, the Client (including the Client's access to and use of any Client Portal and Online Facilities and the acts or omissions of the Client in connection therewith). (iii) any of the Client's representations, warranties, agreements and undertakings in the Client Information & Agreement Form or this Client Agreement being untrue, incorrect, incomplete or misleading in any material respect; (iv) any actions, claims, demands or proceedings brought by third parties against FDT further to FDT acting in accordance with the Client's Instructions or otherwise in the exercise of its powers under this Client Agreement; (v) FDT acting in accordance with the Client's Instructions or taking any action, exercising any right or otherwise acting in any manner in accordance with or as permitted under this Client Agreement regardless of whether such Loss is incurred in connection with any change in any Applicable Laws and Regulations; (vi) any change in any Applicable Laws and Regulations; or (vii) any act or thing done or caused to be done by FDT arising under, arising out of or otherwise in connection with or referable to this Client Agreement, Client Account or Service, or any Services provided to the Client, regardless of whether such Loss is incurred in connection with any change in any Applicable Laws and Regulations.

10.3. **General Exclusion.** So long as FDT acts in good faith, it shall not be liable to the Client in any respect, for any Loss suffered by the Client, including any Loss resulting from action, inaction or insolvency by or of any agent or contractor of FDT, exchange, market or clearing house (including wrongful or unlawful action or inaction), or howsoever otherwise suffered and/or incurred by the Client. FDT shall only be liable to the Client if FDT has been grossly negligent, fraudulent or in willful default in respect of such Loss. Without prejudice to the generality of this *Section 10.3*, FDT shall not in any event be liable to the Client for any indirect or consequential Loss (including loss of profit and loss of opportunity) or special or punitive damages.

SECTION 11
MISCELLANEOUS

11.1. **Termination.** FDT or the Client may terminate the Client Account provided by FDT under this Client Agreement by giving thirty (30) days' notice in writing to the other party. Termination of the Client Agreement does not release the Client from any obligations which have accrued to that time (including without limitation the Client's obligation to pay commission or any other fee or amount to FDT incurred before, or in connection with, termination of this Client Agreement) or from any liabilities for any breach of any of the terms of this Client Agreement arising before the date of termination.

11.2. **Third Party Rights.** Unless expressly stated otherwise, this Client Agreement does not give rise to any rights under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce any term of this Client Agreement. The rights of the Parties to rescind or vary this Client Agreement are not subject to the consent of

any other person. Notwithstanding any term herein, the consent of any third party is not required for any subsequent agreement between the parties hereto to amend or vary (including any release or compromise of any liability) or terminate this Client Agreement. Where third parties are conferred rights under this Client Agreement, those rights are not assignable or transferable.

11.3. **Governing Law and Jurisdiction.** This Client Agreement (except where specifically otherwise stated herein) shall be governed by and construed in accordance with the laws of Hong Kong. Except where specifically otherwise stated herein, the parties hereby agree that the courts of Hong Kong shall have exclusive jurisdiction over any and all disputes arising from or in respect of this Client Agreement. Notwithstanding the foregoing, but except where specifically otherwise stated herein, nothing in this Client Agreement restricts the right of FDT to submit disputes to any other court of competent jurisdiction and the Client agrees to submit to the jurisdiction of such other court, whether concurrently or not.

11.4. **Severability.** If any provision of this Client Agreement is or becomes illegal, invalid or unenforceable, the same shall not affect the legality, validity or enforceability of any other provision of this Client Agreement nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction.

11.5. **Rights and Remedies.** All of FDT's rights and remedies under this Client Agreement are cumulative of, in addition to, and not exclusive or in derogation of, any other rights or remedies provided or available to FDT hereunder, by law, in equity or by any other agreement.

11.6. **Translations.** These terms and conditions may, at FDT's discretion, be translated into a language other than the English language. The Client agrees that such translation shall only be for its convenience and the English text shall prevail in the event of any ambiguity, discrepancy or omission as between the English text and any translated text but only to the extent of such ambiguity, discrepancy or omission.

11.7. **Amendments.** The Client acknowledges, agrees and accepts that: (i) FDT may amend, vary or supplement any terms or conditions under this Client Agreement or any additional or specific terms or conditions relating to any Client Account or Service by notice to the Client by any means as FDT deems fit, including by publication of the same at FDT's offices, FDT Website, Client Portal or relevant Online Facilities; and (ii) any such amendment, variation or supplement shall take effect as from the date of such notice or the date specified in such notice (as the case may be). In any event, the Client will be deemed to agree in totality to any and all amendments, variations or supplements made by FDT if, on or after the effective date (as above), Client Account is continued to be maintained or operated, or any Service is utilized by or for the Client.

11.8. **Assignability.** This Client Agreement shall be binding on FDT and the Client and their respective successors in title and assigns, and shall continue to be binding on the Client notwithstanding any change in the name or constitution of FDT, or the consolidation or amalgamation of FDT into or with any other entity. The Client may not assign its rights hereunder or under any Service Terms without the prior written consent of FDT, but FDT may assign any or all of its rights hereunder or under any Client Account to any affiliate or successor of FDT.

11.9. **No Waiver or Amendment.** No failure to exercise or enforce and no delay in exercising or enforcing on the part of FDT of any right, power or privilege shall operate as a waiver thereof, nor shall it in any way prejudice or affect the right of FDT afterwards to act strictly in accordance with the powers conferred on FDT under these terms and conditions, nor shall any single or partial exercise of any right, power or privilege of FDT preclude any other or further exercise thereof or the exercise of any other right, power or privilege of FDT. Unless otherwise expressly agreed in writing by FDT, no waiver of any provision in this Client Agreement relating to all or any Client Account or Services may be implied from any conduct or course of dealing between the Client and FDT.

11.10. **Time of Essence.** Time shall be of the essence in respect of the performance of all obligations and duties of the Client.

11.11. **Force Majeure.** FDT shall not be liable for any loss or damage whatsoever suffered or incurred by the Client (including any Loss or delay in the performance of any of FDT's duties or obligations, or FDT's execution of any Instructions under this Client Agreement) caused by events beyond FDT's reasonable control, including fire, earthquake, tsunami, flood, lightning, riots, strikes, lockouts, government action, change of law, acts of terrorism, war, telecommunications disruption, computer failure, the failure of any relevant exchange, clearing house, settlement system or broker for any reason to perform its obligations or any act of God or natural disaster.

11.12. Electronic Signatures. The Parties acknowledge and agree that this Client Agreement, agreements ancillary to this agreement, and related documents entered into in connection with this agreement may be executed by means of electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. "**Electronic Signature**" means any electronic proof of acceptance combined with metadata, such as date/time stamps and IP addresses, in a process attached to or logically associated with this Client Agreement and executed and adopted by a Client with the intent to sign this Client Agreement. Evidence of the Electronic Signature will be captured and stored in electronic format in the FDT's database, and that Electronic Signature will create and evidence a binding contract between Client and the FDT.

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Client

By: ______________________________

Name: TAN TRAN

Title: CEO

FDT

By: ______________________________

Name: **GUNNAR JAERV**

Title: **COO**